Exhibit 99.1


                                                          Contact:  Jill Schmidt
                                                          S&S Public Relations
                                                          jills@sspr.com
                                                          847-955-0700 ext. 227



                   ePlus Increases Multi-Year Credit Facility
                    Multi-bank, $45 Million, 3-Year Facility

HERNDON, VA - July 24, 2003 - ePlus inc. (Nasdaq NM: PLUS - news), a leading provider of Enterprise Cost Management solutions, announced today that it has early renewed its credit facility and increased the maximum amount which can be borrowed to $45 million from the current $35 million.

The three year, multi-bank facility includes current participants National City Bank (Agent) and Branch Banking and Trust Company ("BB&T"), and adds a new lender, the Bank of America, N.A. Each bank has committed $15 million to the facility.

The facility will allow ePlus to accommodate growth in its leasing and fulfillment businesses, adds a new $600 billion global bank, and provides the security of an extended three-year term. ePlus' positive financial performance has made it possible to expand the asset base which can be pledged as collateral, providing more flexibility and increasing the ability of the company to fund all of its business units under the facility.

Phillip G. Norton, chairman, president and CEO of ePlus inc., stated, "Our ability to early renew and increase our credit facility solidifies a competitive advantage, and is based on our past performance as well as the confidence that our bank group has in our future prospects. With the ongoing support of National City Bank and BB&T and the addition of the Bank of America, we have the financial resources to sustain substantial growth over the next three years."

Michael J. Labrum, senior vice president of National City Bank, said, "We continue to support ePlus because of the company's strong management, strong and conservative balance sheet, and delivery of profitable financial results for more than ten years. Their progress during the term of the prior facility has been impressive, and we are optimistic about their continued growth potential."



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About National City Bank National City Corporation  (NYSE:  NCC) is an over $100 billion financial holding company based in Cleveland, Ohio. The company offers a full range of financial services including investment banking, brokerage, mutual fund, insurance and traditional banking services to individuals and businesses. National City has offices in Ohio, Pennsylvania, Michigan, Indiana, Kentucky and
Illinois.    National    City   can   be   found   on   the   World   Wide   Web
www.national-city.com.

About Branch Banking and Trust

Branch Banking and Trust Company is the principal subsidiary of Winston- Salem, N.C.-based BB&T Corporation (NYSE: BBT - news). With $91 billion in assets, BB&T Corp. BB&T operates 1,400 banking offices in the Carolinas, Virginia, Maryland, West Virginia, Georgia, Tennessee, Kentucky, Alabama, Indiana, Florida and Washington, D.C. BB&T and its subsidiaries offer full-service commercial and retail banking and additional financial services such as investments, retail brokerage, corporate finance, international banking, leasing and trust. More information is available at www.BBandT.com.

About Bank of America

Bank of America N.A. is the principal US bank subsidiary of Bank of America Corporation (NYSE:BAC), headquartered in Charlotte, is one of the world's largest financial institutions with over $600 Billion in assets. BAC operates in 21 states and Washington, D.C. through 4,200 banking centers and offers a full range of consumer, commercial, global and investment banking as well as asset management services. More information is available at www.bankofamerica.com.

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, supplier enablement, strategic sourcing, and financial services into a single integrated solution, all based on ePlus' leading business application software. Profitable since inception in 1990, the company is headquartered in Herndon, VA and has more than 30 locations in the U.S. For more information, visit www.eplus.com, call 888-482-1122 or email to info@eplus.com.


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ePlus  (TM),  ePlus  Enterprise  Cost  Management,  and eECM are  trademarks  or trademarks
applied for of ePlus inc. Other marks are trademarks and/or servicemarks of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.